UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events
On Thursday, October 20, 2005, PPL Energy Supply, LLC (“PPL Energy Supply”) entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and UBS Securities LLC (collectively, the “Underwriters”), as representatives of the underwriters named therein, relating to the offering and sale by PPL Energy Supply of $300,000,000 of its 5.70% Reset Put Securities (the “Notes”). The Notes will be required to be put by holders on October 15, 2015, at a purchase price of 100% of the principal amount thereof, either for purchase and remarketing by a remarketing dealer, or for repurchase by PPL Energy Supply.

These securities will be issued under PPL Energy Supply’s existing shelf registration statement on file with the Securities and Exchange Commission (Registration No. 333-128219).

A copy of the Underwriting Agreement for the Notes offering is attached to this Form 8-K as Exhibit 1(a).

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1(a) -
Underwriting Agreement dated October 20, 2005, among PPL Energy Supply, LLC and Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and UBS Securities LLC, for themselves and as Representatives of the several Underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ENERGY SUPPLY, LLC

By:	/s/ James E. Abel James E. Abel Vice President and Treasurer

Dated: October 24, 2005